LAW\45828\257934.01

                           GORSUCH KIRGIS L.L.C.
                             Attorneys at Law
                          1401 Seventeenth Street
                                Suite 1100
                          Denver, Colorado 80202
                         Telephone (303) 299-8900
                            Fax (303) 298-0215


August 19, 1997



Precision Standard, Inc.
1225 Seventeenth Street, Suite 1800
Denver, Colorado 80202

     Re:  Precision Standard, Inc.
          Registration Statement on Form S-3

Gentlemen:

     We are counsel to Precision Standard, Inc., a Colorado corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 19, 1997 (the "Registration Statement"), relating to a proposed offering by the Selling Shareholders to the public of a maximum of 5,215,753 shares of the Company's Common Stock, $.001 par value (the "Common Stock").

     In this connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and written and oral statements of officers, legal counsel and accountants of the Company and of public officials, and other documents that we have considered necessary and appropriate for this opinion, and, based thereon, we advise you that, in our opinion:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Colorado; and

     2. The Common Stock, when sold pursuant to and in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of our name beneath the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5 thereto.

                                 Very truly yours,

                                 GORSUCH KIRGIS L.L.C.
                                 /s/Gorsuch Kirgis L.L.C.